UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023 (December 19, 2023)

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Trilogy International Partners Inc.
(Exact name of registrant as specified in its charter)

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British Columbia, Canada	000-55716	98-1361786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 108th Avenue NE, Suite 400, Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 458-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2023, Trilogy International Partners Inc. (“TIP Inc.” or the “Company”) entered into a definitive arrangement agreement (the “Arrangement Agreement”) with SG Enterprises II, LLC (“SG”), an entity controlled by John W. Stanton, a director of the Company, and Theresa E. Gillespie, a former director of the Company, pursuant to which SG will acquire all of the issued and outstanding common shares (“Common Shares”) of the Company that SG does not already own for cash consideration of $0.07 per Common Share (the “Transaction”) by way of a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”). SG currently owns 16,908,563 Common Shares, representing 19.1% of the issued and outstanding Common Shares. Upon completion of the Transaction, subject to its terms, SG would own 100% of the issued and outstanding Common Shares.

At the effective time of the Arrangement, shareholders will receive cash consideration of $0.07 for each Common Share held.

 In connection with the Arrangement Agreement, all directors and officers of the Company have entered into customary voting agreements to vote in favour of the Arrangement. Closing of the Transaction is also subject to the satisfaction of a number of conditions customary for transactions of this nature, including requisite shareholder approval and the receipt of certain regulatory, court and stock exchange approvals.

The foregoing description of the Arrangement Agreement attached hereto as Exhibit 2.1 furnished herewith is intended to provide information regarding the terms of the Arrangement Agreement, and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission. In particular, the Arrangement Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates.  The Arrangement Agreement contains representations and warranties by the Company and SG, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Arrangement Agreement were made solely for the benefit of the parties to the Arrangement Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Moreover, the descriptions of the Arrangement Agreement and the other agreements described above do not purport to describe all of the terms of such agreements.

On December 19, 2023, the Company and SG issued a press release announcing the Arrangement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Arrangement Agreement, dated December 19, 2023, among SG Enterprises II, LLC and Trilogy International Partners Inc.
99.2	Press Release dated December 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trilogy International Partners Inc.
(Registrant)

Date: December 20, 2023	By:	/s/ Bradley J. Horwitz
Bradley J. Horwitz
	Title:	President, Chief Executive Officer and Chief Financial Officer

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